Schedule A

Funds

For each Fund, the investment management fee shall be accrued daily and calculated in accordance with the corresponding schedule set forth below:

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.10000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.09750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.09500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.09250%
Fund net assets greater than $10 billion up to and including $15 billion	0.09000%
Fund net assets greater than $15 billion	0.08500%

Fund	Effective Date:
FT Vest Laddered Moderate Buffer ETF (BUFZ)	June 30, 2025
FT Vest Laddered Small Cap Buffer ETF (BUFS)	June 30, 2025
FT Vest Laddered International Moderate Buffer ETF (BUFY)	June 30, 2025

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.20000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.19500%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.19000%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.18500%
Fund net assets greater than $10 billion up to and including $15 billion	0.18000%
Fund net assets greater than $15 billion	0.17000%

Fund	Effective Date:
First Trust Multi-Strategy Alternative ETF (LALT)	January 27, 2023

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.75000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.73125%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.71250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.69375%
Fund net assets greater than $10 billion	0.67500%

Fund	Effective Date:
First Trust Flexible Income ETF (FFLX)	July 17, 2026

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.85000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.82875%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.80750%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.78625%
Fund net assets greater than $10 billion	0.76500%

Fund	Effective Date:
FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)	January 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)	February 10, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)	March 10, 2023
FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)	April 17, 2023
FT Vest U.S. Equity Moderate Buffer ETF – May (GMAY)	May 15, 2023
FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)	June 9, 2023
FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)	June 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – July (XJUL)	July 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – August (XAUG)	July 12, 2023
FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)	September 8, 2023
FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)	September 8, 2023
FT Vest U.S. Equity Buffer & Premium Income ETF -September (XISE)	September 9, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – October (XOCT)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – November (XNOV)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – January (XJAN)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – February (XFEB)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – April (XAPR)	October 12, 2023
FT Vest U.S. Equity Enhance & Moderate Buffer ETFs – May (XMAY)	October 12, 2023
First Trust Active Global Quality Income ETF (AGQI)	November 17, 2023

FT Vest U.S. Equity Buffer & Premium Income ETF -December (XIDE)	December 4, 2023
FT Vest U.S. Equity Max Buffer ETF – March (MARM)	March 15, 2024
FT Vest U.S. Equity Buffer & Premium Income ETF -March (XIMR)	March 18, 2024
FT Vest U.S. Equity Buffer & Premium Income ETF - June (XIJN)	June 10, 2024
FT Vest U.S. Equity Max Buffer ETF – June (JUNM)	June 10, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – June (RSJN)	June 14, 2024
FT Vest U.S. Equity Max Buffer ETF – July (JULM)	July 24, 2024
FT Vest U.S. Equity Max Buffer ETF – August (AUGM)	August 12, 2024
FT Vest U.S. Equity Max Buffer ETF – September (SEPM)	August 12, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – September (RSSE)	September 6, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – December (RSDE)	September 6, 2024
FT Vest U.S. Equity Equal Weight Buffer ETF – March (RSMR)	September 6, 2024
FT Vest U.S. Equity Max Buffer ETF – October (OCTM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – November (NOVM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – December (DECM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – January (JANM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – February (FEBM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – April (APXM)	October 8, 2024
FT Vest U.S. Equity Max Buffer ETF – May (MAYM)	October 8, 2024
FT Vest U.S. Equity Quarterly 2.5 to 15 Buffer ETF (DHDG)	October 16, 2024
FT Vest U.S. Equity Uncapped Accelerator ETF – October (UXOC)	October 18, 2024
FT Vest U.S. Equity Uncapped Accelerator ETF – January (UXJA)	October 18, 2024
FT Vest U.S. Equity Uncapped Accelerator ETF – April (UXAP)	October 18, 2024
FT Vest U.S. Equity Quarterly Dynamic Buffer ETF (FHDG)	November 8, 2024
FT Vest U.S. Equity Quarterly Max Buffer ETF (SQMX)	December 16, 2024
FT Vest U.S. Equity Uncapped Accelerator ETF – July (UXJL)	July 11, 2025
FT Vest U.S. Equity Dual Directional Buffer ETF – August (DLAG)	September 18, 2025
FT Vest U.S. Equity Dual Directional Buffer ETF – November (DLNV)	September 18, 2025
FT Vest U.S. Equity Dual Directional Buffer ETF – February (DLFE)	September 18, 2025
FT Vest U.S. Equity Dual Directional Buffer ETF – May (DLMY)	September 18, 2025
FT Vest U.S. Equity Buffer & Digital Return ETF – October (DGOC)	October 9, 2025
FT Vest U.S. Equity Buffer & Digital Return ETF – January (DGJA)	October 9, 2025
FT Vest U.S. Equity Buffer & Digital Return ETF – April (DGAP)	October 9, 2025
FT Vest U.S. Equity Buffer & Digital Return ETF – July (DGJL)	July 2, 2026
FT Vest U.S. Equity Quarterly 15 Buffer ETF (SQBA)	August 6, 2026

*As of the Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.90000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.87750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.85500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.83250%
Fund net assets greater than $10 billion	0.81000%

FT Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)	May 15, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)	August 7, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)	November 6, 2023
FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)	February 5, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – April (QCAP)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – July (QCJL)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – October (QCOC)	April 8, 2024
FT Vest Nasdaq-100 Conservative Buffer ETF – January (QCJA)	April 8, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – May (QMMY)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – August (QMAG)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – November (QMNV)	May 5, 2024
FT Vest Nasdaq-100 Moderate Buffer ETF – February (QMFE)	May 5, 2024
FT Vest Nasdaq-100 Dual Directional Buffer ETF – June (DQJN)	June 10, 2026
FT Vest Nasdaq-100 Dual Directional Buffer ETF – September (DQSE)	June 10, 2026
FT Vest Nasdaq-100 Dual Directional Buffer ETF – December (DQDE)	June 10, 2026
FT Vest Nasdaq-100 Dual Directional Buffer ETF – March (DQMR)	June 10, 2026
FT Vest Nasdaq-100 Quarterly 15 Buffer ETF (QQBF)	September 14, 2026

*As of the Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.95000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.92625%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.90250%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.87875%
Fund net assets greater than $10 billion	0.85500%

FT Vest Emerging Market Buffer ETF – September (TSEP)	September 11, 2024
FT Vest Emerging Market Buffer ETF – December (TDEC)	September 11, 2024
FT Vest Emerging Market Buffer ETF – March (TMAR)	September 11, 2024
FT Vest Emerging Market Buffer ETF – June (TJUN)	June 13, 2025
FT Confluence BDC & Specialty Finance Income ETF (FBDC)	June 23, 2025

Effective as of the Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	1.10000%
Fund net assets greater than $2.5 billion up to and including $5 billion	1.07250%
Fund net assets greater than $5 billion up to and including $7.5 billion	1.04500%
Fund net assets greater than $7.5 billion up to and including $10 billion	1.01750%
Fund net assets greater than $10 billion	0.99000%

FT Energy Income Partners Enhanced Income ETF (EIPI)	May 1, 2024

As of the Effective Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
Fund net assets up to and including $2.5 billion	0.10000%
Fund net assets greater than $2.5 billion up to and including $5 billion	0.09750%
Fund net assets greater than $5 billion up to and including $7.5 billion	0.09500%
Fund net assets greater than $7.5 billion up to and including $10 billion	0.09250%
Fund net assets greater than $10 billion up to and including $15 billion	0.09000%
Fund net assets greater than $15 billion	0.08500%

Fund	Effective Date:
FT Vest Laddered Enhance & Moderate Buffer ETF (BUFX)	June 16, 2025
FT Vest Laddered Max Buffer ETF (BUFH)	June 16, 2025
FT Vest Laddered Emerging Markets Buffer ETF (BUFE)	March 30, 2026
FT Vest Laddered US Equity Equal Weight Buffer ETF (BFEW)	March 30, 2026
FT Vest Laddered Uncapped Accelerator ETF (BFXU)	March 30, 2026